REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October _____, 2006, by and among American Dairy, Inc., a corporation organized under the laws of State of Utah, with its principal executive office at C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu, Beijing, People’s Republic of China (the “Company”), and the undersigned investors (individually, an “Investor” and collectively, the “Investors”). All terms used but not defined herein shall have the meaning ascribed thereto in the Subscription Agreement by and among the Company and the Investors dated of even date herewith (the “Subscription Agreement”).

WHEREAS, upon the terms and subject to the conditions of the Subscription Agreement, the Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase, (a) a minimum, in the aggregate, of $10,000,000 of 7.75% convertible notes of the Company (each, a “Note” and collectively, the “Notes”), and (b) warrants (the “Investor Warrants”) to purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”); and

WHEREAS, to induce the Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws, with respect to the shares of the Company’s Common Stock issuable upon conversion of the Notes and as payment of interest thereon and the exercise of the Investor Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

(a) “Investors” means the Investors and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

(b) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(c) “Registrable Securities” means the shares of the Company’s Common Stock issued or issuable upon (i) conversion of the principal amount of the Notes (the “Principal Conversion Shares”), (ii) conversion of interest payable on the Notes (the “Interest Conversion Shares”, and together with the Principal Conversion Shares, the “Conversion Shares”), and (iii) exercise of the Investor Warrants (the “Warrant Shares”), and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

(d) “Registration Statement” means a registration statement of the Company under the 1933 Act.

2. Registration.

(a) Mandatory and Demand Registration.

(i) The Company shall prepare and, on or prior to the three-month anniversary of the Closing Date (the “Required Filing Date”), file with the SEC a Registration Statement on Form S-1 (or, if Form S-1 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Investors, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities issued or issuable pursuant to the Subscription Agreement, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Notes and exercise of the Investor Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than an amount equal to one hundred percent (100%) of the number of Conversion Shares that are issuable upon conversion of the Notes and interest thereon and any additional Notes (based on the Conversion Price as then in effect), and the number of Warrant Shares that are then issuable upon exercise of the Investor Warrants, without regard to any limitation on the Investor’s ability to convert the Notes or exercise the Investor Warrants. The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable upon conversion of the Notes and interest thereon and upon exercise of the Investor Warrants. The date on which the Registration Statement actually gets filed shall be referred to herein as the “Filing Date.”

(ii) Notwithstanding the provisions of Section 2(a)(i) above, the holders of a majority of the principal amount of Notes outstanding (the “Majority Holders”) may, not later than forty-five (45) days prior to the Required Filing Date, give the Company written notice that they wish to defer the Required Filing Date (a “Deferral Notice”). In such event, the date on which the Company shall be obligated to file a Registration Statement to register the Registrable Securities shall be deferred until the three-month anniversary of the date on which the Company receives a written demand (in this case, a “Demand Notice”) from the Majority Holders (in this case, the “Demand Filing Date”).

(iii) Subject to the conditions set forth herein, and prior to the fifth anniversary of the Closing Date, the Company, upon written demand of the Majority Holders (in this case, a “Demand Notice”), agrees to register on one occasion, any Interest Conversion Shares which have not been included in a Registration Statement of the Company pursuant to Section 2(a)(i) or (ii) above, or which have been included in a Registration Statement, but have not been disposed of by the Investors pursuant to Section 3(b) below. In such event, the date on which the Company shall be obligated to file a Registration Statement to register the Conversion Shares shall be the three-month anniversary of the date on which the Company receives a Demand Notice with respect thereto (in this case, the “Demand Filing Date”)

(b) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Majority Holders shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

(c) Payments by the Company. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed by the Required Filing Date or any Demand Filing Date, as applicable, or declared effective by the SEC one hundred and twenty (120) days thereafter, or (ii) after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement, or (iii) the Common Stock is not listed or included for quotation on the Nasdaq Global Market (“Nasdaq”), the Nasdaq Capital Market (“Nasdaq Capital”), the New York Stock Exchange (the “NYSE”), the NYSE Archipelago Exchange (“ArcaEx”), or the American Stock Exchange (the “AMEX”) after being so listed or included for quotation, or (iv) the Common Stock ceases to be traded on the Over-the-Counter Bulletin Board (the “OTC BB”) prior to being listed or included for quotation on one of the aforementioned markets, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of the Notes or Registrable Securities an amount equal to the then outstanding principal amount of the Notes (and, in the case of holders of Registrable Securities, the principal amount of Notes from which such Registrable Securities were converted) (“Outstanding Principal Amount”) multiplied by the Applicable Percentage (as defined below) times the sum of: (i) the number of months (prorated for partial months) after the Required Filing Date or Demand Filing Date, as applicable, or the end of the aforementioned ninety-day period and prior to the date the Registration Statement is declared effective by the SEC; provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the Registration Statement pursuant to Section 3(h) below in a reasonably prompt manner; and (ii) the number of months (prorated for partial months) that sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company’s failure to properly supplement or amend the prospectus included therein in accordance with the terms of this Agreement, but excluding any days during an Allowed Delay (as defined in Section 3(f)). The term “Applicable Percentage” means two hundredths (.02) with respect to the first thirty (30) days of any calculation under clause (i) of the sentence in which the term is used, and two hundredths (.02) for any other purpose. (For example, if the Registration Statement becomes effective one (1) month after the end of such thirty-day period, the Company would pay $5,000 for each $250,000 of Outstanding Principal Amount. If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $5,000 for each $250,000 of Outstanding Principal Amount.) Such amounts shall be paid in cash in U.S. dollars and in immediately available funds or, at each Investors’ option, in shares of Common Stock priced at the Conversion Rate of the Notes, at the end of each month during which any such amounts are incurred hereunder.

(d) Piggy-Back Registrations. Subject to the last sentence of this Section 2(d), if at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall, if permitted to do so under the Subscription Agreement, determine to file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), it will give at least thirty (30) calendar days prior written notice to the record holders of the Investor Warrants (the “Warrantholders”) of its intention so to do and, if within thirty (30) calendar days after the effective date of such notice, such Warrantholders shall so request in writing, the Company shall include in such Registration Statement all or any part of the Warrant Shares such Warrantholder requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Warrant Shares with respect to which such Warrantholder has requested inclusion hereunder as the underwriter shall permit; provided, however, that the Company shall notify each of the Warrantholders in writing of any such reduction. Any exclusion of Warrant Shares shall be made pro rata among the Warrantholders seeking to include Warrant Shares in proportion to the number of Warrant Shares sought to be included by such Warrantholders; provided, however, that the Company shall not exclude any Warrant Shares unless the Company has first excluded all securities offered other than by the Company. No right to registration of Warrant Shares under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof.

(e) Eligibility for Form S-3, SB-2 or S-1; Conversion to Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3, SB-2 or S-1 for registration of the sale by the Investors of the Registrable Securities. The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility, for the use of Form S-3. If the Company is not currently eligible to use Form S-3, not later than five (5) business days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by the Investors of Registrable Securities, the Company shall file a Registration Statement on Form S-3 (or such successor form) with respect to the Registrable Securities covered by the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) (and include in such Registration Statement on Form S-3 the information required by Rule 429 under the 1933 Act) or convert the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) to a Form S-3 pursuant to Rule 429 under the 1933 Act and cause such Registration Statement (or such amendment) to be declared effective no later than thirty (30) days after filing. In the event of a breach by the Company of the provisions of this Section 2(e), the Company will be required to make payments pursuant to Section 2(c) hereof.

3. Obligations of the Company.

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

(a) The Company shall prepare promptly and file with the SEC not later than the Required Filing Date or any Demand Filing Date, as applicable, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing but in no event later than one hundred twenty (120) days from the Required Filing Date or Demand Filing Date, as applicable), and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by each holder thereof) under the 1933 Act (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of the Notes and interest thereon and exercise of the Investor Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within fifteen (15) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event within thirty (30) days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor. The provisions of Section 2(c) above shall be applicable with respect to such obligation, with the thirty (30) days running from the day the Company reasonably first determines (or reasonably should have determined) the need therefor.

(c) The Company shall furnish to each Investor whose Registrable Securities are included in a registration statement and its legal counsel (i) promptly (but in no event more than five (5) business days) after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each registration statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) promptly (but in no event more than two (2) business days) after the Registration Statement is declared effective by the SEC, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will immediately notify each Investor by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC (which comments shall promptly be made available to the Investors upon request), with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable (but in no event more than five (5) business days) following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review and shall, if required by SEC Rules, promptly file with the SEC a final prospectus as soon as practicable (but in no event more than two (2) business days) following receipt by the Company from the SEC of an order declaring the Registration Statement effective. In the event of a breach by the Company of the provisions of this Section 3(c), the Company will be required to make payments pursuant to Section 2(c) hereof.

(d) The Company shall (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as any of the Investors may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (B) subject itself to general taxation in any such jurisdiction.

(e) In the event the Majority Holders of the Registrable Securities select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

(f) As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; provided that, for not more than fifteen (15) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) if a majority of any independent directors (as such term is defined in the rules of the primary securities exchange or automated inter-dealer quotation system on which the Company’s equity securities are listed) on the Board of Directors of the Company or any committee of the Board of Directors comprised solely of such independent directors determines in good faith (provided, that in the event there are not two or more such independent directors, a majority of the Board of Directors shall make such determination) that it would be materially detrimental to the Company and its equity holders for such registration statement to become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such action (i) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (ii) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (iii) would render the Company unable to comply with requirements under the 1933 Act or 1934 Act (an “Allowed Delay”); provided, further, that the Company shall promptly (x) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (y) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto.

(g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

(h) The Company shall permit a single firm of counsel designated by the Majority Holders to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Investors, the Investor’s beneficial ownership of securities of the Company or the Investors intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Investors.

(i) At the request of any Investor, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with any Registration Statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Investors and (ii) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors.

(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the ArcaEx or Nasdaq or, if not eligible for Nasdaq, on Nasdaq Capital or, if not eligible for Nasdaq or Nasdaq Capital, on OTC BB and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities.

(l) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the Closing Date of the Offering.

(m) The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request, and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction in such form attached hereto as Exhibit A and an opinion of such counsel in the form attached hereto as Exhibit  A.

(n) At the request of any holder of the Registrable Securities, the Company shall at its own expense prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

(o) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

(p) The Company shall not grant any registration rights to third parties that are superior to the rights granted herein.

4. Obligations of the Investors.

In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each of the Investors shall be required to complete and deliver to the Company, within ten (10) calendar days of the Closing date, the questionnaire attached hereto as Exhibit B.

(b) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from the Registration Statements.

(c) If the Majority Holders determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will use its best efforts to immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(e) No Investor may participate in any underwritten registration hereunder unless such Investor(i) agrees to sell such Investor’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company and a single counsel for the Investors shall be borne by the Company.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, (ii) directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), if any, (iii) any underwriter (as defined in the 1933 Act), and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (C) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (A) through (C) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively an “Indemnified Party”), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6(a), (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreement, and (f) such transferee shall be an “accredited investor” as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11. Miscellaneous.

(a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

American Dairy, Inc.
C-16 Shin Chen International Building, No. 10
Jiu-shen Road, Zho Yan Chu, Beijing
People’s Republic of China
Attention: Roger Liu
Telephone: (213) 225-6228
Facsimile: (213) 225-6244

With a copy to:

Hodgson Russ, LLP
60 East 42nd Street, 37th Floor
New York, New York 10165
Attention: Jeffery Rinde, Esq.
Telephone: (212) 661-3535
Facsimile: (212) 972-1677

If to an Investor: to the address set forth immediately below such Investor’s name on the signature pages to the Subscription Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

(e) In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f) This Agreement, the Notes, the Investor Warrants and the Subscription Agreement and the other Transaction Documents (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Subscription Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. In the event of a conflict between this Agreement and the Subscription Agreement, the terms of the Subscription Agreement shall be controlling.

(g) Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

(h) The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Except as otherwise provided herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority of the Registrable Securities, determined as if the all of the Notes and Investor Warrants then outstanding have been converted into Registrable Securities.

(l) The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Investor by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions under this Agreement, that each Investor shall be entitled, in addition to all other available remedies in law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(m) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the Company and the undersigned Investors have caused this Agreement to be duly executed as of the date first above written.

AMERICAN DAIRY, INC.

By:
Name:
Title

INVESTORS: